Exhibit 10.1

LBM Midco, LLC

1000 Corporate Grove Drive

Buffalo Grove, Illinois 60089

[•], 2018

Kelso & Company, L.P.

320 Park Avenue,

24th Floor New York,

New York 10022

BlackEagle Partners, LLC

6905 Telegraph Road, Suite 205

Bloomfield Hills, Michigan 48301

US LBM Holdings, LLC

1000 Corporate Grove Drive

Buffalo Grove, Illinois 60089

Ladies and Gentlemen:

In connection with the acquisition of US LBM Holdings, LLC (“Holdings”) by LBM Acquisition, LLC (“Buyer”), pursuant to the Membership Interest Acquisition Agreement, dated as of July 24, 2015 (as amended from time to time), by and among, Buyer, Holdings, BEP/US LBM Intermediate Investors, LLC, US LBM Super Holdings, LLC, US LBM Excess Rollover, LLC, and, solely for purposes of Section 10.7 and ARTICLE 12 therein, BlackEagle Partners Fund, L.P. (the “Purchase Agreement”), Kelso & Company, L.P. (“Kelso”) and BlackEagle Partners, LLC (“BlackEagle”) entered into a letter agreement, dated as of August 20, 2015, by and among Holdings, Kelso and BlackEagle (the “Advisory Agreement”) setting forth certain agreements, including the payment of advisory fees by Holdings to Kelso, BlackEagle and the Other Members (as defined in the Advisory Agreement).  In connection with the initial public offering by US LBM Holdings, Inc. (“US LBM”) of shares of its Class A common stock pursuant to US LBM’s Registration Statement on Form S-1 (Registration No. 333-217816) and the transactions contemplated thereby (the “Offering”), Holdings, Kelso and BlackEagle desire to amend and restate the Advisory Agreement in its entirety as hereinafter provided to assign the rights and obligations of Holdings to LBM Midco, LLC (the “Company”) following the Offering.  The Company hereby consents to such assignment and the parties hereto agree as follows:

From time to time following the Offering:

1.              Until such date on which any investment fund managed by Kelso and its affiliates cease to beneficially own any equity interest in the Company, Kelso or any of its affiliates or designees (collectively, the “Kelso Group”), may, at the request of the manager of the Company, provide consulting and advisory services to the Company. Such services may include (i) assisting the Company in its long-term strategic planning generally, including, without limitation, advising the

Company as to matters related to its capital structure, (ii) providing the Company with financial, management advisory and other consulting services with respect to its operations or proposed transactions, including, without limitation, advice concerning the capital structure of US LBM (collectively, the “Financial Advisory Services”) and (iii) providing such other consulting and advisory services as the Company may reasonably request.

The Company shall reimburse the Kelso Group and BlackEagle or any of its affiliates or designees (collectively, the “BlackEagle Group”) promptly for their respective out-of-pocket costs and expenses incurred in connection with their investments in the Company, including any direct or indirect investment after the date hereof.  Such costs and expenses shall include, but not be limited to (i) any applicable fees and expenses of any legal, accounting or other professional advisors and (ii) expenses incurred in the course of monitoring their respective investments in the Company and performing their respective duties (including, without limitation, Financial Advisory Services) hereunder.

In connection with the termination of the Advisory Fees (as defined in the Advisory Agreement), Holdings shall pay a termination fee of $4,500,000 on the closing date of Offering (the “Termination Fee”) in cash to Kelso, BlackEagle and the Other Members pro rata based on the ownership by each of them and their respective affiliates of common units of Buyer as of January 1, 2018.

The Company will indemnify each member of the Kelso Group and the BlackEagle Group, and their respective officers, directors, partners, employees, agents and control persons (as such term is used in the Securities Act of 1933, as amended, and the rules and regulations thereunder) to the full extent lawful against any and all claims, losses and expenses as incurred (including all reasonable fees and disbursements of any such indemnitee’s counsel and other out-of-pocket expenses incurred in connection with the investigation of and preparation for any such pending or threatened claims and any litigation or other proceedings arising therefrom) arising in connection with the Purchase Agreement (and the transactions contemplated thereby) or the Offering or any additional direct or indirect equity investment by the Kelso Group or the BlackEagle Group, whether as a result of the Purchase Agreement (and the transactions contemplated thereby) or the Offering or such additional investment or in connection with any services rendered by the Kelso Group or the BlackEagle Group hereunder or any such indemnitee being a controlling person of US LBM, Holdings or any of their subsidiaries, provided, however, there shall be excluded from such indemnification any such claim, loss or expense to the extent that it is based upon any action or failure to act by such indemnitee that is found in a final judicial determination to constitute gross negligence or intentional misconduct on such indemnitee’s part.  The Company will advance costs and expenses, including attorney’s fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company pursuant to this letter agreement.

Any payments made by the Company pursuant to this letter agreement shall be made net of any taxes required by applicable law to be deducted or withheld from such payment.  Any amounts deducted or withheld from such payment shall be remitted to the appropriate taxing authority and to the extent so remitted shall be treated as having been paid.

The Company’s obligations set forth in this letter agreement shall survive the termination of Kelso’s and BlackEagle’s services pursuant to this letter agreement.  This letter agreement may not be amended, revised or terminated, except by a writing signed by the parties hereto.  This letter agreement shall be governed by the laws of the State of New York.

[Signature Pages Follow]

If you are in agreement with the foregoing, kindly so indicate by signing a counterpart of this letter, whereupon it will become a binding agreement between us.

Very truly yours,

LBM MIDCO, LLC

By its Sole Member, LBM Acquisition, LLC

By:
Name:	James J. Connors, II
Title:	Vice President and Secretary

[Signature Page to A&R Advisory Agreement]

Agreed and accepted:

KELSO & COMPANY, L.P.,

By: Kelso & Companies, Inc.,
its general partner

By:
Name:	James J. Connors, II
Title:	Managing Director, CCO & General Counsel

[Signature Page to A&R Advisory Agreement]

Agreed and accepted:

BLACKEAGLE PARTNERS, LLC

By:

By:
Name:
Title:

[Signature Page to A&R Advisory Agreement]

Agreed and accepted:

US LBM HOLDINGS, LLC

By its Sole Member, LBM Borrower, LLC

By:
Name:	James J. Connors, II
Title:	Vice President and Secretary

[Signature Page to A&R Advisory Agreement]